UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2021

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New york	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement and Resignation of M.F. (Fran) Keeth as Director; Appointment of Stephen Patrick as Audit Committee Chair

On May 27, 2021, M.F. (Fran) Keeth, one of the non-employee directors of Arrow Electronics, Inc. (the “Company”), announced her retirement and tendered her resignation from the Company’s Board of Directors (the “Board”) effective June 1, 2021, which has been accepted by the Board. Ms. Keeth has served on the Board since 2004. Ms. Keeth did not resign as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On June 1, 2021, the Board appointed Stephen Patrick as Chair of the Board’s Audit Committee, effective immediately, to fill the vacancy left by Ms. Keeth, the previous Audit Committee Chair, following her retirement and resignation.

(d) Appointment of Fabian Garcia as Director

On June 1, 2021, the Board appointed Fabian Garcia, age 61, to the Board, effective immediately. Mr. Garcia fills the vacancy created by Ms. Keeth’s retirement and resignation. He will serve for a term continuing until the Company’s 2022 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. The Board has also approved Mr. Garcia’s appointment to the Corporate Governance Committee of the Board. The Board has affirmatively determined that Mr. Garcia qualifies as an “independent director” under the applicable New York Stock Exchange rules.

Mr. Garcia currently serves as president of Unilever North America and is a member of the Unilever Leadership Executive Team. Prior to joining Unilever, Mr. Garcia was president and chief executive officer of Revlon, Inc. from 2016 to 2018, where he led Revlon’s transformation into a digitally competitive enterprise while integrating a transformative acquisition and restoring health to iconic consumer brands. Previously, Mr. Garcia served in roles of increasing responsibility spanning marketing, customer development, global supply chain, and business services at Colgate-Palmolive Company, culminating in his position as chief operating officer responsible for global innovation and growth. Mr. Garcia is a member of the Council of Foreign Affairs and previously served as a director of Kimberly-Clark Corporation.

In Mr. Garcia’s role as director, he will be eligible to participate in the director compensation plans and arrangements available to the Company’s independent directors. The Company’s director compensation program is described under the caption “Director Compensation ” in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2021, which description is incorporated herein by reference. In addition, Mr. Garcia and the Company have entered into the Company’s standard form indemnification agreement.

There are no arrangements or understandings between Mr. Garcia and any other person pursuant to which Mr. Garcia was appointed as a director. There are no family relationships between Mr. Garcia and any director or executive officer of the Company, and Mr. Garcia has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Garcia to the Board is attached hereto as Exhibit 99.1.

 Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Arrow Electronics, Inc. dated June 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: June 2, 2021	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Vice President, Interim Chief Legal Officer, and Corporate Secretary